                                                                 EXHIBIT NO. 4.6






                           3031786 NOVA SCOTIA COMPANY






                                 NOTE AGREEMENT






                          DATED AS OF NOVEMBER 12, 1999




                                U.S. $24,500,000
                           7.66% SENIOR NOTES DUE 2007







                                U.S. $45,500,000
                           7.80% SENIOR NOTES DUE 2010

                                TABLE OF CONTENTS

                                                                            PAGE
SECTION 1.  PURCHASE AND SALE OF NOTES...................................     1

      1.1   Issue of Notes...............................................     1
      1.2   The Closing..................................................     2
      1.3   Purchase for Investment......................................     2
      1.4   Failure to Deliver...........................................     3
      1.5   Expenses; Issue Taxes........................................     3
      1.6   Other Purchasers.............................................     4

SECTION 2.  WARRANTIES AND REPRESENTATIONS...............................     4

      2.1   Subsidiaries.................................................     4
      2.2   Corporate Organization and Authority.........................     5
      2.3   Business, Property, Indebtedness and Liens...................     5
      2.4   Financial Statements.........................................     5
      2.5   Full Disclosure..............................................     6
      2.6   Pending Litigation; Compliance with Law......................     7
      2.7   Title to Properties..........................................     7
      2.8   Patents and Trademarks.......................................     7
      2.9   Sale is Legal and Authorized.................................     7
      2.10  No Defaults..................................................     8
      2.11  Governmental Consent.........................................     8
      2.12  Taxes........................................................     9
      2.13  Use of Proceeds..............................................     9
      2.14  Private Offering.............................................     9
      2.15  Foreign Assets Control Regulations, etc......................    10
      2.16  Status under Certain Statutes................................    10
      2.17  ERISA........................................................    10
      2.18  Environmental Matters........................................    11
      2.19  Year 2000 Compliance.........................................    11

SECTION 3.  CLOSING CONDITIONS...........................................    12

      3.1   Opinions of Counsel..........................................    12
      3.2   Warranties and Representations True as of Closing Date.......    12
      3.3   Compliance with this Agreement...............................    13
      3.4   Officers' Certificate........................................    13
      3.5   Guaranty.....................................................    13
      3.6   Proceedings Satisfactory.....................................    13
      3.7   Sales To Other Purchasers....................................    13
      3.8   Private Placement Number.....................................    13
      3.9   Legal Investment.............................................    13

SECTION 4.  DIRECT PAYMENT...............................................    14

SECTION 5.  PREPAYMENTS..................................................    14

      5.1   Required Payments............................................    14
      5.2   Option to Prepay.............................................    14
      5.3   Notice of Optional Prepayment................................    14
      5.4   Partial Payment Pro Rata.....................................    15

SECTION 6.  REGISTRATION; SUBSTITUTION OF NOTES..........................    15

      6.1   Registration of Notes........................................    15
      6.2   Exchange of Notes............................................    15
      6.3   Replacement of Notes.........................................    16

SECTION 7.  COMPANY BUSINESS COVENANTS...................................    16

      7.1   Payment of Taxes and Claims..................................    16
      7.2   Maintenance of Properties and Corporate Existence............    17
      7.3   Maintenance of Office........................................    18
      7.4   Sale of Assets or Merger.....................................    18
      7.5   Leases.......................................................    19
      7.6   Liens and Encumbrances.......................................    19
      7.7   Indebtedness.................................................    20
      7.8   Net Worth....................................................    21
      7.9   ERISA Compliance.............................................    21
      7.10  Transactions with Affiliates.................................    22
      7.11  Tax Consolidation............................................    22
      7.12  Acquisition of Notes.........................................    22
      7.13  Lines of Business............................................    22
      7.15  Limitation on Restrictions on Dividends by Subsidiaries, etc.    23

SECTION 8.  INFORMATION AS TO COMPANY....................................    24

      8.1   Financial and Business Information...........................    24
      8.2   Officers' Certificates.......................................    26
      8.3   Accountants' Certificates....................................    27
      8.4   Inspection...................................................    27

SECTION 9.  EVENTS OF DEFAULT............................................    27

      9.1   Nature of Events.............................................    27
      9.2   Default Remedies.............................................    29
      9.3   Annulment of Acceleration of Notes...........................    30

SECTION 10. INTERPRETATION OF THIS AGREEMENT.............................    30

      10.1  Terms Defined................................................    30
      10.2  Accounting principles........................................    35
      10.3  Directly or Indirectly.......................................    36
      10.4  Governing Law................................................    36

SECTION 11. MISCELLANEOUS................................................    36

      11.1  Notices......................................................    36
      11.2  Reproduction of Documents....................................    36
      11.3  Survival.....................................................    37
      11.4  Successors and Assigns.......................................    37
      11.5  Amendment and Waiver.........................................    37
      11.6  Duplicate Originals..........................................    38
      11.7  Headings, etc................................................    38


Exhibit A    --  Principal Amounts, Payment Information and Addresses
Exhibit B-1  --  Form of 7.66% Senior Note Due November 12, 2007
Exhibit B-2  --  Form of 7.80% Senior Note Due November 12, 2010
Exhibit C    --  Form of Guaranty of Barnes Group, Inc.
Exhibit D    --  List of Subsidiaries, Affiliates, Debt and Liens
Exhibit E    --  Description of Company Counsel's Closing Opinion
Exhibit F    --  Description of Guarantor Counsel's Closing Opinion
Exhibit G    --  Description of Special Counsel's Closing Opinion
Exhibit H    --  Certain Documents Furnished to Purchasers
Schedule I   --  Schedule of Leases

                           3031786 NOVA SCOTIA COMPANY
                                    Suite 800
                             1959 Upper Water Street
                                  P.O. Box 997
                          Halifax, Nova Scotia B3J 2X2

                                 ---------------


                                 NOTE AGREEMENT
                                U.S. $24,500,000
                    7.66% Senior Notes due November 12, 2007

                                U.S. $45,500,000
                    7.80% Senior Notes due November 12, 2010
                               -------------------


TO EACH OF THE PURCHASERS
LISTED ON THE ATTACHED
SCHEDULED A:

                                                        As of November 12, 1999

Dear Sirs:

      3031786 Nova Scotia Company (the "Company"), a Nova Scotia company, and Barnes Group Inc. (the "Guarantor"), a Delaware corporation (as to Sections 2, 7 and 8 hereof only), hereby agree with you as follows:

SECTION 1. PURCHASE AND SALE OF NOTES

      1.1 Issue of Notes.

            (a) The Company will issue U.S. $24,500,000 in aggregate principal amount of its 7.66% Senior Notes due November 12, 2007 (herein called the "7.66% Notes"). Each 7.66% Note will bear interest on the unpaid principal balance thereof from the date of the 7.66% Note at the rate of 7.66% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable semi-annually on the twelfth day of May and the twelfth day of November in each year, commencing with the payment date next succeeding the date of the 7.66% Note, until the principal amount shall be due and payable, and will bear interest, payable on demand, on any overdue payment (including any overdue prepayment) of principal or premium and (to the extent permitted by law) on any overdue payment of interest at a fluctuating rate per annum, to be adjusted daily, equal to the greater of (a) the rate announced publicly by Citibank, N.A. in New York, New York from time to time as its prime rate, and (b) 9.66% per annum (but in no event higher than the maximum rate permitted by law); and will mature on November 12, 2007. The 7.66% Notes will be registered notes in the form set out in Exhibit B-1.

            (b) The Company will issue U.S. $45,500,000 in aggregate principal amount of its 7.80% Senior Notes due November 12, 2010 (herein called the "7.80% Notes" and, together with the 7.66% Notes, the "Notes"). Each 7.80% Note will bear interest on the unpaid principal balance thereof from the date of the 7.80% Note at the rate of 7.80% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable semi-annually on the twelfth day of May and the twelfth day of November in each year, commencing with the payment date next succeeding the date of the 7.80% Note, until the principal amount shall be due and payable, and will bear interest, payable on demand, on any overdue payment (including any overdue prepayment) of principal or premium and (to the extent permitted by law) on any overdue payment of interest at a fluctuating rate per annum, to be adjusted daily, equal to the greater of (a) the rate announced publicly by Citibank, N.A. in New York, New York from time to time as its prime rate, and (b) 9.80% per annum (but in no event higher than the maximum rate permitted by law); and will mature on November 12, 2010. The 7.80% Notes will be registered notes in the form set out in Exhibit B-2.

            (c) For the purpose only of disclosure pursuant to the Interest Act (Canada), whenever interest is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

            (d) The obligations of the Company pursuant to the Notes and this Agreement are guaranteed by the Guarantor pursuant to a Guaranty Agreement substantially in the form of Exhibit C (the "Guaranty").

      1.2 The Closing.

      The Company agrees to sell to you and you agree to purchase from the Company, in accordance with the provisions of this Agreement, the principal amount of each series of the Notes set forth opposite your name on Exhibit A hereto at 100% of the principal amount thereof.

      The closing of your purchase shall be held at 10:00 a.m. on November 12, 1999 ("Closing Date") at the office of Day, Berry & Howard LLP, CityPlace I, 25th Floor, Hartford, Connecticut 06103-3499. At the closing the Company will deliver to you, unless you otherwise request, a single Note in each maturity purchased in the principal amount of such purchase, dated the Closing Date and payable to you, or your nominee, as set forth in Exhibit A, against payment in United States Dollars in immediately available funds.

      1.3 Purchase for Investment.

      You represent to the Company that (i) you are on "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and (ii) you are purchasing the Notes for investment for your own account and the account of your affiliated entities and with no present intention of distributing or reselling the Notes or any part thereof to anyone other than an affiliated entity, but without prejudice, however, to your right at all times to sell or otherwise dispose of all or any part of the Notes under a registration under the Securities Act of 1933, as amended, or under a registration exemption available under that Act. You acknowledge receipt of the Private Placement Memorandum and the opportunity to ask questions of Senior Management of the Company and the Guarantor in the course of conducting your due diligence. It is understood that, in making the representations set out in Sections 2.9 and 2.11, the Company is relying, to the extent applicable, upon your representation as aforesaid.

      1.4 Failure to Deliver.

      If, at the closing, the Company fails to tender to you the Notes to be purchased by you or if the conditions specified in Section 3 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shall operate to relieve the Company from any of its obligations hereunder or to waive any of your rights against the Company.

      1.5 Expenses; Issue Taxes.

      Whether or not the Notes are sold, the Company will pay in United States Dollars all expenses relating to this Agreement, including but not limited to:

            (a) the cost of reproducing this Agreement and the Notes;

            (b) the reasonable fees and disbursements of your special counsel;

            (c) your out-of-pocket expenses;

            (d) the cost of delivering to or from your home office, insured to your satisfaction, the Notes purchased by you at the closing, any Note surrendered by you to the Company pursuant to this Agreement and any Note issued to you in substitution or replacement for a surrendered Note;

            (e) the cost of obtaining the Private Placement Numbers referred to in Section 3.7;

            (f) all expenses, including attorneys' fees, relating to any amendments or waivers pursuant to the provisions hereof; and

            (g) all costs and expenses, including attorneys' fees, incurred by the holder of any Note in enforcing any rights under this Agreement, the Guaranty or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby, including without limitation, costs and expenses incurred in any bankruptcy case.

      The Company will pay all taxes in connection with the issuance and sale of the Notes and in connection with any modification of the Notes and will save you harmless against any and all liabilities with respect to such taxes. The obligations of the Company under this Section 1.5 shall survive the payment of the Notes and the termination of this Agreement.

      1.6  Other Purchasers.

      The purchase made by each Purchaser hereunder is to be a separate purchase from the Company, and each sale and delivery of Notes to each Purchaser is to be a separate sale and delivery by the Company to such Purchaser.

SECTION 2. WARRANTIES AND REPRESENTATIONS

      The Guarantor and the Company warrant and represent to you that:

      2.1  Subsidiaries.

            (a) Exhibit D to this Agreement correctly identifies (i) each of the Guarantor's active Subsidiaries (indicating which Subsidiaries are Domestic Subsidiaries), its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Guarantor and each other Subsidiary (identifying such Subsidiary), and (ii) each of the Guarantor's or Company's Affiliates (other than Subsidiaries) which is a corporation or partnership or which is a holder of 5% or more of the Voting Stock of the Guarantor or Company and the nature of the affiliation.

            (b) The Guarantor and each Subsidiary is the legal and beneficial owner of all of the shares of Voting Stock it purports to own of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

            (c)   The Company has no Subsidiaries.

            (d) As of September 30, 1999, the Guarantor's Foreign Subsidiaries did not account for more than 39% of Consolidated Assets.

            (e) As of September 30, 1999, the Guarantor's Foreign Subsidiaries (excluding Stromsholmen AB and Barnes Sweden Holding Company
                  AB) did not account for more than 28% of Consolidated Assets.

      2.2 Corporate Organization and Authority.

      The Guarantor, the Company, and each Subsidiary of either,

            (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation,

            (b) has all requisite power and authority and, except as disclosed on Exhibit D, all necessary licenses, permits, franchises and other governmental authorizations to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, and

            (c) has duly qualified and is authorized to do business and in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary and where the failure to be so qualified would have a material adverse effect on the Guarantor's, the Company's or such Subsidiary's business or financial position.

      2.3 Business, Property, Indebtedness and Liens.

            (a) The Private Placement Memorandum previously delivered to you, as supplemented by the Guarantor's report on Form 8-K dated August 30, 1999, correctly describes the general nature of the business and principal Properties of the Guarantor, the Company and the Subsidiaries of each.

            (b) Exhibit D correctly lists all outstanding Indebtedness for borrowed money (including all Capitalized Leases) of, and all Liens (other than those (x) permitted by clauses (i) - (v) of Section 7.6(a) and (y) those on Property which individually does not have a Fair Market Value in excess of $500,000 and which, when aggregated with other Property subject to Liens not included pursuant to this clause (y), does not have a Fair Market Value in excess of $2,000,000) on Property of, the Guarantor, the Company and the Subsidiaries of either. Neither the Guarantor, the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.6(a).

      2.4 Financial Statements.

            (a) The consolidated balance sheets of the Guarantor and its Consolidated Subsidiaries as of December 31 in the years 1994,

                  1995, 1996, 1997, and 1998 and the related statements of income, retained earnings and changes in financial position or cash flows for the fiscal years ended on such dates, all accompanied by reports thereon containing opinions without qualification, except as therein noted, by PricewaterhouseCoopers LLP, independent certified public accountants, and the consolidated balance sheets of the Guarantor and its Consolidated Subsidiaries as of June 30, 1999 and the related statements of income, retained earnings and cash flows for the 6-month period then ended, certified by the Guarantor's chief financial officer or chief accounting officer, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of the Guarantor and its Consolidated Subsidiaries as of such dates and the results of their operations for such periods; provided, however, that the financial statements as of and for the period ended June 30, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial statements.

            (b) Since December 31, 1998 there have been no materially adverse changes in the Properties, business, prospects, profits or financial condition of the Company or the Guarantor or the Guarantor and its Subsidiaries taken as a whole.

      2.5 Full Disclosure.

      The financial statements referred to in Section 2.4 do not, nor does this Agreement or the Private Placement Memorandum, as supplemented by the Guarantor's report on Form 8-K dated August 30, 1999, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. The descriptions set forth in Exhibit H of certain other written materials furnished to you by the Company is correct. There is no agreement, restriction or other factual matter which the Company has not disclosed to you in writing which so far as the Company can now reasonably foresee, will have a material adverse impact on the long-term financial condition or prospects of the Company, the Guarantor or the ability of the Company or the Guarantor to perform this Agreement.

      2.6 Pending Litigation; Compliance with Law.

      There are no proceedings or investigations pending, or to the knowledge of the Guarantor or the Company threatened, against or affecting the Guarantor or the Company or any other Subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal which, so far as the Guarantor or the Company can now reasonably foresee, individually or in the aggregate, will have a material adverse impact on the long-term financial condition or prospects of the Guarantor, the Company, or the Guarantor and its Subsidiaries taken as a whole, or would impair the ability of the Company or the Guarantor to perform this Agreement or the Guarantor to perform the Guaranty. Neither the Guarantor or the Company nor any such Subsidiary is in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal or in violation of any laws or governmental rules or regulations where, so far as the Guarantor or the Company can now reasonably foresee, such default or violation will have a material adverse impact on the long-term financial condition or prospects of the Guarantor, the Company, or the Guarantor and its Subsidiaries taken as a whole, or the ability of the Company or the Guarantor to perform this Agreement or the Guarantor to perform the Guaranty.

      2.7 Title to Properties.

      Except where the failure to possess good and marketable title in fee simple or good title, as the case may be, would not have a material adverse impact on the Guarantor, the Company or on the Guarantor and its Subsidiaries taken as a whole, Guarantor, the Company, and each Subsidiary, has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property, and has good title to all the other Property, it purports to own, including that reflected in the most recent balance sheet referred to in
Section 2.4 (except as sold or otherwise disposed of in the ordinary course of business), free from Liens not permitted by Section 7.6(a).

      2.8 Patents and Trademarks.

      Except where failure to own or possess would not have a material adverse impact on the Guarantor and its Subsidiaries taken as a whole, the Guarantor and its Subsidiaries own and possess all the patents, trademarks, service marks, trade names, copyrights and licenses acquired by them pursuant to the Asset Purchase and Sale Agreement dated as of July 27, 1999 by and between the Guarantor and Teledyne Industries Inc. The Guarantor, the Company, and each Subsidiary, owns or possesses all the other patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any conflict with the rights of others known by Senior Management.

      2.9 Sale is Legal and Authorized.

      The sale of the Notes by the Company and compliance by the Company and the Guarantor with the provisions of this Agreement and of the Notes and, in the case of the Guarantor, the Guaranty:

            (a) have been duly authorized and are within the corporate powers of the Company and the Guarantor; and

            (b) are legal and will not conflict with, constitute a violation of, or result in the creation of any Lien upon any Property of the Company, the Guarantor or any Subsidiary under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Company, the Guarantor or any Subsidiary is a party or by which any of them or their respective Properties may be bound.

           Neither the Guarantor nor the Company is a party to any agreement, or subject to any charter or other corporate restriction, which restricts its right or ability to incur Indebtedness, other than this Agreement and the agreements identified with respect to such party and listed on Exhibit D.

      2.10 No Defaults.

      No event has occurred and no condition exists which, upon the issue of the Notes, would constitute a Default or an Event of Default. Neither the Guarantor nor the Company is in violation (whether or not temporarily waived) of any term of any charter instrument or by-law and none of the Guarantor, the Company nor any Subsidiary of either is in default under of any term under any agreement or other instrument with respect to borrowed money. None of the Guarantor, the Company nor any Subsidiary of either is in violation of any term of any other agreement or instrument to which it is a party or by which it or any of its Property may be bound which violation, individually or in the aggregate with other violations, might reasonably be expected to have a materially adverse impact on the long-term business or prospects of the Guarantor, the Company or the Guarantor and its Subsidiaries taken as a whole.

      2.11 Governmental Consent.

      Neither the nature of the Guarantor, the Company or of any Subsidiary of either, or of any of their respective businesses or Properties, nor any relationship between the Guarantor, the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Notes or the execution, delivery and performance of this Agreement or the Guaranty is such as to require a consent, approval or authorization of, or, filing, registration or qualification with, any governmental authority on the part of the Guarantor, the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or the Guaranty or the offer, issue, sale or delivery of the Notes.

      2.12 Taxes.

            (a) Consolidated Federal income tax returns for the Guarantor and its Domestic Subsidiaries have been examined by the Internal Revenue Service for all years up to and including the year ended December 31, 1995. The Guarantor, the Company and each Subsidiary has filed or caused to be filed all Federal, provincial, state and local tax returns which, to the knowledge of Senior Management are required to be filed and have paid or caused to be paid all taxes as shown on such returns or on any assessment received by it or by any of them, to the extent that such taxes have become due, except any such tax or assessment the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Guarantor, the Company or a Subsidiary, as appropriate, has set aside on its books adequate reserves to the extent the Guarantor, the Company or any Subsidiary and a nationally recognized independent certified public accountant believes such reserves are necessary. To the extent that the Guarantor in good faith believes is necessary, the Guarantor, the Company and their respective Subsidiaries have set up reserves which are believed by the Guarantor to be adequate for the payment of additional taxes. All assessed deficiencies resulting from examinations by the Internal Revenue Service up to and including the year ended December 31, 1995 have been discharged, reserved against or will not impair the Company's ability to repay the Loans.

      2.13 Use of Proceeds.

      The Company will apply the proceeds from the sale of the Notes to refinance outstanding Indebtedness for borrowed money. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

      2.14 Private Offering.

      During the twelve months preceding the issue of the Notes, none of the Guarantor, the Company nor Fleet Corporate Finance (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar Security of the Company) has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the purchasers of the Notes and not more than fifty other institutional investors, each of whom was offered all or a portion of the Notes at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

      2.15 Foreign Assets Control Regulations, etc.

            Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      2.16 Status under Certain Statutes.

            None of the Company, the Guarantor, nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

      2.17 ERISA.

            (a) Relationship of Vested Benefits to Pension Plan Assets. The present aggregate value of all benefits vested under all "employee pension benefit plans", as such term is defined in Section 3 of ERISA, maintained by the Guarantor and its Related Persons (including the Company), or in which employees of the Guarantor or any Related Person (including the Company) are entitled to participate, as from time to time in effect (herein called the "Pension Plans"), did not, as of January 1, 1999, the last annual valuation date, exceed the actuarial value of the assets of the Pension Plans allocable to such vested benefits.

            (b) Prohibited Transactions. Neither the Guarantor or any Related Person (including the Company) nor any of the Pension Plans nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or described in Section 406 of ERISA, which could subject the Guarantor, any Related Person (including the Company), any of the Pension Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Pension Plans or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975 or by Section 502(i) of ERISA.

            (c) Reportable Events. Since December 31, 1986, neither any of the Pension Plans nor any such trusts have been terminated, nor have there been any "reportable events", as that term is defined in Section 4043 of ERISA, since the effective date of ERISA.

            (d) Accumulated Funding Deficiency. Neither any of the Pension Plans nor any such trusts have incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA.

      2.18 Environmental Matters.

      None of the Guarantor, the Company nor any Subsidiary of either has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Guarantor, the Company or any Subsidiary of either or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a material adverse effect on the Guarantor, the Company or the Guarantor and its Subsidiaries taken as a whole. Except as otherwise disclosed to you in writing,

            (a) none of the Guarantor, the Company nor any Subsidiary of either has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or the other assets or their use, except, in each case, such as could not reasonably be expected to result in a material adverse effect on the Guarantor, the Company or the Guarantor and its Subsidiaries taken as a whole;

            (b) neither the Guarantor, the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a material adverse effect on the Guarantor, the Company or the Guarantor and its Subsidiaries taken as a whole; and

            (c) all buildings on all real properties now owned, leased or operated by the Guarantor, the Company or any Subsidiary of either are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a material adverse effect on the Guarantor, the Company or the Guarantor and its Subsidiaries taken as a whole.

      2.19 Year 2000 Compliance. The Guarantor, the Company and each Subsidiary has reviewed the computer software, hardware and firmware systems and equipment containing embedded microchips it owns or operates (the "Company Computer Equipment") to review the effect of the date change into the year 2000. The Guarantor reasonably believes that it is undertaking all actions to ensure that such Company Computer Equipment will continue to accurately accept, calculate, process, maintain, store and output all times or dates, or both, whether before, on or after 12:00 a.m. January 1, 2000, except where failure to do so will not have a material adverse effect on the business or operation of the Guarantor and its Subsidiaries taken as a whole. The Guarantor has requested that the third party owners, suppliers or operators of key computer software, hardware and firmware systems and equipment containing embedded microchips used or relied upon in the conduct of the Guarantor's business ("Third Party Computer Equipment") review the effect of the date change into the year 2000. Based on such third parties' reviews and responses, the Guarantor reasonably believes that such Third Party Computer Equipment will continue to accurately accept, calculate, process, maintain, store and output all times or dates, or both, whether before, on or after 12:00 a.m. January 1, 2000, except where failure to do so will not have a material adverse effect on the business or operation of the Guarantor and its Subsidiaries taken as a whole. To the best knowledge of the Guarantor, all products which have been, or are currently, manufactured or sold by the Guarantor, the Company or such Subsidiary, as the case may be, either (i) have no date function or (ii) are year 2000 compliant and will operate without function error or interruption upon the date change into the year 2000 (including certain dates within the year 1999).

SECTION 3. CLOSING CONDITIONS

      Your obligation to purchase and pay for the Notes to be delivered to you at the closing shall be subject to the following conditions precedent:

      3.1 Opinions of Counsel.

      You shall have received from Stewart, McKelvey, Stirling, Scales, Counsel to the Company, Signe Gates, Esq., General Counsel of the Guarantor, and Nixon Peabody LLP, counsel to the Company and the Guarantor, and Day, Berry & Howard LLP, special counsel to you, the closing opinions described in Exhibits E, F and G.

      3.2 Warranties and Representations True as of Closing Date.

            (a) The warranties and representations (a) of the Company and the Guarantor contained in Section 2 and of the Guarantor contained in the Guaranty shall (except as affected by transactions contemplated by this Agreement) be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

            (b) None of the Guarantor, the Company nor any Subsidiary of either shall have taken any action or permitted any condition to exist which would have been prohibited by Section 7 if such Section had been binding and effective at all times during the period from December 31, 1998 to and including the Closing Date.

      3.3 Compliance with this Agreement.

      The Company shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Company before or at the closing.

      3.4 Officers' Certificate.

      You shall have received a (a) certificate dated the Closing Date and signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company, certifying that the conditions specified in Sections
3.2 and 3.3 have been fulfilled, and (b) a certificate dated the Closing Date and signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Guarantor, certifying that the conditions specified in Section 3.2 have been fulfilled as to the Guarantor.

      3.5 Guaranty. The Guaranty shall have been duly executed and delivered by the Guarantor and shall be in full force and effect.

      3.6 Proceedings Satisfactory.

      All proceedings taken in connection with the sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith, all in form and substance satisfactory to you and your special counsel.

      3.7 Sales To Other Purchasers.

      The Company shall have sold or shall simultaneously sell to the Other Purchasers (and shall have received or simultaneously receive the purchase price for) the remainder of the U.S. $70,000,000 aggregate principal amount of the Notes.

      3.8 Private Placement Number.

      The Company shall have obtained from Standard & Poor's Corporation and provided to you a Private Placement Number for each series of the Notes.

      3.9 Legal Investment.

      The Company acknowledges that each Note to be purchased by you must qualify as a legal investment for life insurance companies under the New York Insurance Law and any other law applicable to you (other than under any "basket" or leeway provisions thereof), and the Company will deliver to you such officer's certificates or other evidence as you may request to establish compliance with this condition.

SECTION 4. DIRECT PAYMENT

      The Company agrees that, notwithstanding any provision in this Agreement or the Notes to the contrary, it will pay all sums becoming due to any institutional holder of Notes in the manner provided in Exhibit A or in any other reasonable manner as any institutional holder may designate to the Company in writing (without presentment of or notation on the Notes).

SECTION 5. PREPAYMENTS

      5.1 Required Payments.

            (a) Interest on the 7.66% Notes shall be due and payable on May 12 and November 12 each year beginning on May 12, 2000. The entire principal amount of the 7.66% Notes, together with interest accrued thereon to the date of payment shall be due and payable November 12, 2007.

            (b) In addition to paying the entire remaining principal amount and interest due on the 7.80% Notes at maturity, the Company will prepay, and there shall become due and payable, U.S. $15,166,666.67 principal amount of the 7.80% Notes on November 12 in each year beginning on November 12, 2008 and ending November 12, 2009, inclusive. Each such prepayment shall be at 100% of the principal amount to be prepaid, together with interest accrued thereon to the date of prepayment. The remaining principal amount of the Notes shall be due and payable November 12, 2010.

            (c) The acquisition of any Notes by the Company shall not reduce or otherwise affect its obligation to make any prepayment required by Section 5.1(b). Upon any exercise by the Company of the prepayment option in
      Section 5.2, each remaining scheduled payment of principal under Section 5.1(b) shall be reduced on a pro rata basis to reflect such reduction in outstanding principal amount.

      5.2 Option to Prepay.

      The Company may make optional prepayments to prepay the Notes in whole or in part, in multiples of U.S. $1,000,000, at any time at a price equal to the greater of (i) the principal amount to be prepaid together with accrued interest on the principal amount so prepaid to the prepayment date, and (ii) the Makewhole Price applicable at such time with respect to the amount of the Notes being prepaid.

      5.3 Notice of Optional Prepayment.

      The Company will give notice of any optional prepayment of the Notes pursuant to Section 5.2 to each holder of the Notes not less than 10 Business Days nor more than 60 days before the date fixed for prepayment, specifying (a) such date, (b) the section of this Agreement under which the prepayment is to be made, (c) the principal amount of the Notes and of such holder's Notes to be prepaid on such date, and (d) the accrued interest applicable to the prepayment, and setting forth a detailed calculation of what the Makewhole Price would be if the Notes were being prepaid on the date of such notice. Notice of prepayment having been so given, the principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon, shall become due and payable on the prepayment date. The Company will provide a supplemental notice by courier or facsimile confirmed by telephone to be received by each holder of the Notes by 2:00 p.m., Hartford, Connecticut time, on the Business Day immediately preceding the date fixed for prepayment which will set forth a detailed calculation of the Makewhole Price.

      5.4 Partial Payment Pro Rata.

      If there is more than one Note outstanding at any time the aggregate principal amount of each required or optional partial payment of the Notes shall be allocated among the outstanding Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes. For the purpose of this Section 5.4 only, any Notes reacquired by the Company shall be deemed to be outstanding.

SECTION 6. REGISTRATION; SUBSTITUTION OF NOTES

      6.1 Registration of Notes.

      The Company will cause to be kept at its office maintained pursuant to
Section 7.3, a register for the registration and transfer of the Notes. The names and addresses of the holders of the Notes, the transfer thereof and the names and addresses of the transferees of any of the Notes will be registered in the register. The Person in whose name any Note is registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected by any notice or knowledge to the contrary.

      6.2 Exchange of Notes.

      Upon surrender of any Note to the Company at its office maintained pursuant to Section 7.3, the Company, upon request, will execute and deliver, at its expense (except as provided below), new Notes in exchange therefor, in denominations of at least U.S. $500,000 (except as may be necessary to reflect any principal amount not evenly divisible by U.S. $500,000), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note (a) shall be payable to such Person as the surrendering holder may request, and (b) shall be dated and bear interest from the date to which interest has been paid on the surrendered Note or dated the date of the surrendered Note if no interest has been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer.

      6.3 Replacement of Notes.

      Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and,

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided, if the holder of the Note is an institutional investor, its own agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation of the Note, the Company at its expense will execute and deliver a new Note of like tenor, dated and bearing interest from the date to which interest has been paid on the lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.

SECTION 7. COMPANY BUSINESS COVENANTS

      The Company, and to the extent specified the Guarantor, covenants that on and after the date of this Agreement until the Notes are paid in full:

      7.1 Payment of Taxes and Claims.

      Except in situations where the failure to pay would not result in a material adverse impact on the Guarantor, the Company, or the Guarantor and its Subsidiaries taken as a whole, the Guarantor, the Company, and each such Subsidiary, will pay, before they become delinquent,

            (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

            (b) all claims or demands of any kind (including, but not limited to, those of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its Property not permitted by Section 7.6, provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings, if and for so long as book reserves reasonably believed by the Guarantor and independent certified public accountants of recognized national standing to be adequate have been established with respect thereto; provided further that, unless contesting in good faith in accordance with the provisions hereof, notwithstanding the foregoing provisions of this Section 7.1, the Guarantor, the Company and each such Subsidiary will pay all taxes known by Senior Management to be due and payable no later than fifteen days after the date such taxes are due.

      7.2 Maintenance of Properties and Corporate Existence.

      (a) Except where the failure to do so would not have a material adverse impact on the Guarantor, the Company or the Guarantor and its Subsidiaries taken as a whole, the Guarantor and the Company, will and will cause each of its Subsidiaries to:

            (i) Property -- maintain its Property in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto required to keep such Property in good condition and in compliance with all requirements of law;

            (ii) Insurance -- keep its properties adequately insured at all times, by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage as is customary with companies in the same or similar businesses located or operating in areas with similar geological conditions; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amounts as the Guarantor, the Company or any Subsidiary, as the case may be, shall reasonably deem necessary; and maintain such other insurance as may be required by law;

            (iii) Financial Records -- keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles, consistently applied; and

            (iv) Corporate Existence and Rights -- do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except as otherwise permitted by Section 7.4, provided, however, that the Guarantor may liquidate or sell any Subsidiary if the transaction is permitted by Section 7.4.

      (b) The Guarantor and the Company will and each will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and, except as disclosed on Exhibit D, will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent failure to so comply, maintain or obtain could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Guarantor, the Company or any Subsidiary.

      7.3 Maintenance of Office.

      The Company and the Guarantor will each maintain an office in the State of Connecticut where notices, presentations and demands in respect of this Agreement, the Notes or the Guaranty may be made upon it. The office of each shall be maintained at 123 Main Street, Bristol, Connecticut 06010, until such time as the Company or the Guarantor, as the case may be, shall notify the holders of the Notes of a change of location.

      7.4 Sale of Assets or Merger.

          (a) Sale of Assets -- Neither the Guarantor nor the Company will, nor will either permit any of its Subsidiaries to, directly or indirectly, except in the ordinary course of business, sell, lease, transfer or otherwise dispose of any of its Property or assets, now owned or hereafter acquired, if, as a result of such sale, lease, transfer or disposition, the aggregate net book value or fair market value, whichever shall be higher, of all Property and assets sold, leased, transferred or otherwise disposed of by the Guarantor and its Subsidiaries (including the Company) in the then current fiscal year of the Guarantor would exceed an amount equal to 10% of the book value (computed in accordance with GAAP) of all Property and assets of the Guarantor and its Consolidated Subsidiaries at the end of the preceding fiscal year.

          (b) Consolidation; Merger -- Neither the Company nor the Guarantor will, nor will either permit any of its Subsidiaries to, directly or indirectly, consolidate with or merge into any other corporation, or permit another corporation to merge into it, provided, however, that (i) any Subsidiary of the Company or the Guarantor may be merged into the Company or the Guarantor, as the case may be, or another wholly-owned Subsidiary, (ii) the Company or the Guarantor or any Subsidiary of the Company or the Guarantor may merge or consolidate with another Person or business, if the Company or such Subsidiary or the Guarantor, as the case may be, is the surviving corporation, (iii) the Company or the Guarantor or any Subsidiary may consolidate with or merge with another Person or business in a transaction where the Company or the Guarantor or Subsidiary is not the surviving entity if (1) the continuing or surviving entity shall assume in writing all of the obligations of the Company or the Guarantor, as the case may be, under this Agreement and the Notes or the Guaranty, as the case may be, (2) the continuing or surviving entity shall not, immediately after such merger or consolidation, be in default of any of the Company's or the Guarantor's, as the case may be, obligations under this Agreement, the Notes, or the Guaranty (3) the continuing or surviving entity shall be a corporation organized under the laws of Canada or any province thereof or the United States or any state thereof, and (4) after giving effect to such consolidation or merger, the continuing or surviving entity could incur $1 of additional Indebtedness under Section 7.7.

      7.5 Leases.

      Neither the Company nor the Guarantor will, nor will either permit any of its Subsidiaries, directly or indirectly, to incur, create or assume any commitment to make any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use of real or personal Property or both of any other Person unless (a) after giving effect to such lease the aggregate rental obligations of the Guarantor and its Subsidiaries (exclusive of obligations to pay taxes and rental increments attributable to escalator clauses) during any fiscal year shall not exceed an amount equal to 15% of the book value (computed in accordance with GAAP) of all Properties and assets of the Guarantor and its Consolidated Subsidiaries at the end of the preceding fiscal year or (b) such lease was in existence as of the Closing Date and disclosed on Schedule I hereto.

      7.6 Liens and Encumbrances.

          (a) Negative Pledge. Neither the Guarantor nor the Company will, nor will it permit any of its Subsidiaries to, directly or indirectly incur, create, assume or permit to exist any mortgage, pledge, security interest, lien, charge or other encumbrance of any nature whatsoever (including conditional sales or other title retention agreements) on any of its Property or assets, whether owned at the date hereof or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except:

                  (i) liens incurred or pledges and deposits made in connection with workers' compensation, unemployment insurance, old-age pensions, social security and public liability and similar legislation;

                  (ii) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

                  (iii) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business;

                  (iv) liens securing the payment of taxes, assessments and
            governmental charges or levies, either (1) not delinquent, or (2) being contested in good faith by appropriate proceedings;

                  (v) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value of the Property or assets of the Guarantor, the Company or such Subsidiary, as the case may be, or impair the use of such Property in the operation of its business;

                  (vi) purchase money liens on real Property or equipment (which are filed against the real Property or equipment within 180 days of purchase) that do not exceed 100% of the fair market value of the related Property;

                  (vii) liens existing on any Property prior to the acquisition thereof by the Company, the Guarantor or any Subsidiary, provided such lien was not created in contemplation of such acquisition, the amount secured thereby does not exceed the fair market value of the Property and such lien does not extend to any other Property of the Company, the Guarantor or such Subsidiary.

                  (viii) other liens, that in the aggregate, do not exceed 15%
            of the book value (computed in accordance with GAAP) of all Properties and assets of the Guarantor and its Consolidated Subsidiaries at the end of the preceding fiscal year.

            (b) Equal and Ratable Lien: Equitable Lien. In case any Property is subjected to a Lien in violation of Section 7.6(a), the Guarantor will make or cause to be made provision whereby the Notes will be secured pursuant to documents reasonably satisfactory to the holders of at least 51% in outstanding principal amount of the Notes (exclusive of Notes owned by the Guarantor, Company, Subsidiaries and Affiliates) equally and ratably with all other obligations secured thereby, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Such violation of Section 7.6(a) shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 7.6(b).

      7.7 Indebtedness.

      Except to the extent permitted under Section 7.7(d) and (e), the Company will not nor will it permit any of its Subsidiaries to, directly or indirectly incur, create, assume or permit to exist any Indebtedness other than the Notes. The Guarantor will not, nor will it permit any of its Subsidiaries (including the Company) to, directly or indirectly incur, create, assume or permit to exist any Indebtedness other than:

            (a) Indebtedness incurred by Barnes Group under the Revolving Credit Agreement;

            (b)   the Notes;

            (c) Indebtedness outstanding on the date hereof under Barnes Group Inc.'s $40,000,000, 9.47% Senior Notes Due September 16, 2001 and $25,000,000, 7.13% Senior Notes due December 5, 2005;

            (d) Indebtedness which constitutes extensions, renewals or replacements on substantially the same terms and conditions (and does not increase the amount outstanding) of (a) through
                  (c) above; and

            (e) additional Indebtedness of the Guarantor and its Subsidiaries; provided, however, that (i) the total Indebtedness of the Guarantor's Subsidiaries (including the Company) shall not at any time exceed $100 million; (ii) total Indebtedness of the Guarantor's Domestic Subsidiaries shall not at any time exceed $10 million (excluding from the calculation thereof for all purposes except compliance with Section 7.4(b)(4) any pre-existing indebtedness of a newly acquired Domestic Subsidiary for a period not exceeding 90 days after acquisition of such Domestic Subsidiary), and (iii) the aggregate amount of all Indebtedness of the Guarantor and its Subsidiaries (including the Company) at any time outstanding shall not exceed an amount equal to 155% of Consolidated Net Worth at such time.

      7.8 Net Worth.

      The Guarantor will not permit Consolidated Net Worth of the Guarantor and its Subsidiaries at any time to be less than $201 million plus 50% of Consolidated Net Income for each fiscal year beginning after December 31, 1999 (but without deduction for any fiscal year in which Consolidated Net Income is a negative amount), with the annual adjustments to be applicable as of December 31, 1999 and as of the end of each subsequent fiscal year.

      7.9 ERISA Compliance.

      Neither the Guarantor nor any Related Person (including the Company) will at any time permit any Pension Plan maintained by it to:

                  (i) engage in any "prohibited transaction' as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or described in Section 406 of ERISA;

                  (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                  (iii) terminate under circumstances which could result in the imposition of a Lien on the Property of the Guarantor or any Subsidiary pursuant to Section 4068 of ERISA.

      7.10 Transactions with Affiliates.

      None of the Guarantor, the Company nor any Subsidiary will enter into any transaction (except transactions which do not in any one calendar year involve in the aggregate an amount in excess of $500,000), including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Guarantor's, the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Guarantor, the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

      7.11 Tax Consolidation.

      Neither the Guarantor nor the Company will file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary (or in the case of the Company, the Guarantor).

      7.12 Acquisition of Notes.

      None of the Guarantor, the Company nor any Subsidiary nor any Affiliate will, directly or indirectly, acquire or make any offer to acquire any Notes unless the Guarantor, the Company or such Subsidiary or Affiliate has offered to acquire Notes, pro rata, from all holders of the Notes and upon the same terms. In case any of such parties acquires any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

      7.13 Lines of Business.

      None of the Guarantor, the Company nor any Subsidiary of either will engage in any line of business if as a result thereof the business of the Guarantor, the Company, or the Guarantor and its Subsidiaries taken as a whole would be substantially different from what it was at December 31, 1998 as described in the Private Placement Memorandum.

      7.14 Restricted Payments and Restricted Investments.

      Neither the Guarantor nor the Company nor shall either permit any Subsidiary to, at any time make or permit to exist any loans or advances to, or purchase any stock, other securities or evidences of indebtedness of, or make or permit to exist any investment or acquire any interest whatsoever in, any other person, except (a) the purchase of the Guarantor's common or preferred stock,
(b) loans or advances of the Guarantor or any Subsidiary of the Guarantor (in addition to loans or advances permitted by clauses (d) and (e) of this Section 7.14) not in excess of $10,000,000 aggregate principal amount for the

Guarantor and its Subsidiaries at any time outstanding, (c) investments of its cash by the Guarantor, the Company or any Subsidiary in (i) marketable direct obligations of, or marketable obligations guaranteed by, the United States of America or Canada, or marketable obligations of any instrumentality or agency thereof, the payment of the principal and interest of which is unconditionally guaranteed by the United States of America or Canada, (ii) certificates of deposit or other obligations issued by, or bankers' acceptances of, any bank or trust company organized under the laws of the Federal Republic of Germany, France, the United Kingdom, Japan, Canada or the United States of America or any state thereof (including foreign branches of any such bank or trust company) and having capital, surplus and undivided profits in excess of $100,000,000, (iii) open market commercial paper with a maturity not in excess of 270 days from the date of acquisition thereof and having the highest credit rating by either Standard & Poor's Corporation or Moody's Investors Service, Inc., or (iv) in the case of any foreign Subsidiary of the Guarantor in a country in which a Subsidiary exists as of the date of this agreement, such investments of a comparable quality and term to the other investments permitted by this clause
(c) as are usually made in the jurisdiction or jurisdictions in which the business of such foreign Subsidiary is principally conducted by prudent corporate investors in like circumstances, (d) loans or advances of the Guarantor to any of its Subsidiaries and loans or advances of any Subsidiary of the Guarantor to the Guarantor or another such Subsidiary, (e) purchases of stock or other securities of any corporations, associations or other business entities; provided; however, that the aggregate cost to or fair market value of the consideration paid by the Guarantor and its Subsidiaries for such stock or securities of any such corporation, association or other business entity shall not exceed the sum of: (A) $25,000,000, plus (B) 50% of Consolidated Net Income for the period commencing on October 1, 1999 and ending on the date of such stock or securities purchase (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss) or (f) such other investments in an aggregate amount not to exceed $250,000 as the Guarantor or a Subsidiary may elect.

      7.15 Limitation on Restrictions on Dividends by Subsidiaries, etc.

      Except as provided in the Warrant Agreement dated August 25, 1999 among the Company, 3032350 Nova Scotia Limited and PriceWaterhouseCoopers LLP and the Shareholders Agreement dated August 25, 1999 among the Guarantor, the Company and 3032350 Nova Scotia Limited, neither the Guarantor nor the Company shall permit any Subsidiary or other entity in which it or any of its subsidiaries has an equity investment (a "Subsidiary Investment") to be or become subject to any restriction (except restrictions applicable to corporations generally and those restrictions set forth in the Revolving Credit Agreement), whether arising by agreement, by its articles of incorporation, by-laws or other constituent documents of such subsidiary or Subsidiary Investment or otherwise, on the right of such Subsidiary or Subsidiary Investment from time to time to (w) declare and pay Stock Payments with respect to capital stock owned by the Guarantor from time to time owed to the Guarantor or any of its Subsidiaries, or (y) make loans or advances to the Guarantor or any of its Subsidiaries, or (z) transfer any of its properties or assets to the Guarantor or any of its Subsidiaries; provided, however, that such restriction may be permitted with respect to any Subsidiary or Subsidiary Investment in which the Guarantor or a Subsidiary directly or indirectly owns less than 80% of the Voting Stock and in which the Guarantor's or such Subsidiary's cumulative investment since the Closing Date (in terms of cash invested in and/or assets contributed to the entity) (i) individually is less than 10% of the book value of the assets of the Guarantor and its consolidated Subsidiaries, and (ii) when taken together with all such Subsidiaries and Subsidiary Investments subject to any such restrictions in which the Guarantor or a Subsidiary directly or indirectly owns less than 80% of the Voting Stock, is less than 15% of the book value of the assets of the Guarantor and its consolidated Subsidiaries.

SECTION 8. INFORMATION AS TO COMPANY

      8.1 Financial and Business Information.

      The Guarantor will deliver to you, if at the time you or your nominee holds any Notes (or if you are obligated to purchase any Notes), and to each other institutional holder of outstanding Notes:

            (a) Quarterly Statements - within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Guarantor, two copies of:

                  (i) a consolidated balance sheet of the Guarantor and its
            Consolidated Subsidiaries as at the end of that quarter, and

                  (ii) consolidated statements of income, retained earnings and cash flows of the Guarantor and its Consolidated Subsidiaries, for that quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with that quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified by a principal financial officer of the Guarantor as presenting fairly the financial condition of the companies being reported upon and as having been prepared in accordance with generally accepted accounting principles for interim statements consistently applied;

            (b) Annual Statements - within 90 days after the end of each fiscal year of the Guarantor, two copies of:

                  (i) a consolidated balance sheet of the Guarantor and its
            Consolidated Subsidiaries, as at the end of that year, and

                  (ii) consolidated statements of income, retained earnings and cash flows of the Guarantor and its Consolidated Subsidiaries, for that year,

                  setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by an opinion of independent certified public accountants of recognized national standing stating that such financial statements fairly present the financial condition of the companies being reported upon and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and which independent auditors' report shall not identify either
                  (A) any departure from the consistent application of generally accepted accounting principles (except for identified changes in application in which such accountants concur), or (B) any tests of the accounting records or other auditing procedures which were considered necessary in the circumstances and which were not performed;

            (c) Audit Reports - promptly upon receipt thereof, one copy of each other report submitted to the Guarantor or any Subsidiary by independent accountants in connection with any material interim or special audit made by them of the books of the Guarantor or any material Subsidiary;

            (d) SEC and Other Reports - promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Guarantor to stockholders generally, and of each periodic report and any registration statement, filed by the Guarantor with any securities exchange, securities regulatory agency including the Securities and Exchange Commission or any successor agency;

            (e) ERISA - as soon as practicable, but in no event later than five days, after a member of Senior Management becoming aware of the occurrence of any (i) "reportable event" as such term is defined in Section 4043 of ERISA, or
(ii) "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, or (iii) "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or described in Section 406 of ERISA, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Guarantor or a Related Person is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

            (f) Notice of Default or Event of Default - immediately upon becoming aware of the existence of any Default or Event of Default a notice describing its nature and the action the Company is taking with respect thereto;

            (g) Notice of Claimed Default - immediately upon becoming aware that the holder of any Note or of any Indebtedness or Security of the Guarantor, the Company or any Subsidiary has given notice or taken any other action with respect to a claimed Default or Event of Default, a notice specifying the notice given or action taken by such holder, the nature of the claimed Default or Event of Default and the action the Company or the Guarantor is taking with respect thereto;

            (h) Report on Proceedings - The Guarantor, the Company and each Subsidiary will give each holder of the Notes (a) notice, promptly, of any action, suit or proceeding at law or in equity or by or before any court or other governmental instrumentality or agency (i) which is not fully covered by insurance without the applicability of any co-insurance provisions or with respect to which insurance coverage is being contested and which has not been bonded and in which either the aggregate specified dollar amount of all claims (either as set forth in the complaint, demand letters or other written communications by or on behalf of the plaintiff or as otherwise determined in good faith by the Guarantor, the Company or its counsel) against the Company or the Guarantor and its Subsidiaries taken as a whole, exceeds the amount of any applicable insurance coverage by (x) $1,000,000 for any single proceeding or (y) $5,000,000 in the aggregate during any fiscal year of the Company; provided, however, that after giving notice of such claims aggregating at least $5,000,000, notice is only required of subsequent claims made during the same fiscal year which exceed insurance coverage by $500,000 for any single proceeding, or (ii) if the results thereof may have a material adverse effect on the business or condition of the Guarantor, the Company or, the Guarantor and its Subsidiaries taken as a whole, and (b) with respect to any such action, suit or proceeding such documentation as the holder of any Note reasonably requests.

            (i) Requested Information - with reasonable promptness, such data and information as from time to time may be reasonably requested.

      8.2 Officers' Certificates.

      Each set of financial statements delivered pursuant to Section 8.1(a) or 8.1(b) will be accompanied by a certificate of the President or a Vice President and the Treasurer or an Assistant Treasurer of the Guarantor and the Company setting forth:

            (a) Covenant Compliance - the information required in order to establish compliance with the requirements of Section 7 during the period covered by the income statements being furnished; and

            (b) Event of Default - that the signers have reviewed the relevant terms of this Agreement and have made, or caused to be made, under their supervision, a review of the transactions and condition of the Guarantor, the Company and the Subsidiaries of each from the beginning of the period covered by the income statements being furnished and that the review has not disclosed the existence during such period of any Default or Event of Default or, if any such Default or Event of Default existed or exists, describing its nature and the action the Company has taken with respect thereto.

      8.3 Accountants' Certificates.

      Each set of annual financial statements delivered pursuant to Section 8.1(b) will be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and whether, in making the examination necessary for their certification of such statements, they have become aware of any Default or Event of Default, and, if any Default or Event of Default then exists, describing its nature.

      8.4 Inspection.

      The Guarantor and the Company each will permit your representatives, while you or your nominee holds any Note, or the representatives of any other institutional holder of the Notes, at your or such holder's expense, to visit and inspect any of the Properties of the Guarantor, the Company or any Subsidiary of either, to examine and make copies and abstracts of all their books of account, records, and other papers, and to discuss their respective affairs, finances and accounts with their respective officers, employees designated by said officers and independent public accountants (and by this provision the Guarantor and the Company each authorizes said accountants to discuss the finances and affairs of the Guarantor, and the Company and the Subsidiaries of each) all at reasonable times, upon notice to a member of Senior Management (unless there shall exist a Default or an Event of Default), and as often as may be reasonably requested. Any visit or inspection made pursuant to this Section 8.4 shall be at the expense of the holder requesting the same unless, at the time of such visit or inspection, there shall exist a Default or Event of Default, in which event the Company shall bear the cost thereof.

SECTION 9. EVENTS OF DEFAULT.

      9.1 Nature of Events.

      An "Event of Default" shall exist if any of the following occurs and is continuing:

            (a) Principal Payments - failure to pay principal or Makewhole Price on any Note on or before the date such payment is due;

            (b) Interest Payments - failure to pay interest on any Note on or before the fifth Business Day following the date such payment is due;

            (c) Financial Covenant Defaults - default in the performance of or compliance with any term contained in Sections 7.7, 7.8 or 8.1(f).

            (d) Other Defaults - failure of the Company or the Guarantor to comply with any other provision of this Agreement or the Guaranty, which continues for more than 30 days after it first becomes known to any member of Senior Management of the Company or the Guarantor;

            (e) Warranties or Representations - any warranty or representation by or on behalf of the Company or the Guarantor contained in this Agreement or the Guaranty or in any instrument delivered under or in reference to this Agreement is false or misleading in any material respect;

            (f) Default on Other Indebtedness - a default or defaults shall have occurred under any other Indebtedness or Securities of the Guarantor or the Company having a principal or face amount, individually or in the aggregate in excess of $5,000,000; or any event shall occur or any condition shall exist, the effect of which is to cause (or permit any holder of such Indebtedness or Securities having a principal or face amount, individually or in the aggregate, in excess of $5,000,000, or a trustee to cause) such Indebtedness or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

            (g) Involuntary Bankruptcy Proceedings - a custodian receiver, liquidator or trustee of the Guarantor, the Company or of any of the Property of either, is appointed or takes possession and such appointment or possession remains in effect for more than 30 days; or the Guarantor or the Company is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against the Guarantor; or any of the Property of the Guarantor or the Company is sequestered by court order and the order remains in effect for more than 30 days; or a petition is filed against the Guarantor or the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after filing;

            (h) Voluntary Petitions - the Guarantor or the Company files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

            (i) Assignments for Benefit of Creditors, etc. - the Guarantor or the Company makes an assignment for the benefit of its creditors, or generally fails to pay its debts as they become due, or consents to the appointment of or taking possession by a custodian, receiver, liquidator or trustee of the Company or of all or any part of the Property of the Guarantor or the Company; or

            (j) Undischarged Final Judgments - final judgment or judgments which are not subject to appeal for the payment of money aggregating in excess of $5,000,000 is or are outstanding against one or more of the Guarantor, the Company, or any Subsidiary of either and any one of such judgments (x) has not been stayed or paid on the date it is finally due and payable or (y) has resulted in the attachment of a Lien on any Property of the Guarantor, the Company or any Subsidiary.

            (k) Change of Control - the occurrence of a Change of Control.

            (l) Guaranty - the Guaranty shall fail to be in full force and effect or the Guarantor shall disavow or purport to disavow its obligations thereunder.

            (m) Post-Closing Undertaking-the failure of the Guarantor to comply fully with the provisions of the Post-Closing Undertaking on or before December 20, 1999

      9.2 Default Remedies.

            (a) If an Event of Default described in Section 9.1(g) or 9.1(h) or
(i) occurs, the entire outstanding principal amount of the Notes shall automatically become due and payable, without the taking of any action on the part of any holder of the Notes or any other Person and without the giving of any notice with respect thereto. If an Event of Default described in Section 9.1(a), 9.1(b) or 9.1(m) exists, any holder of Notes may, at its option, exercise any right, power or remedy permitted by law, including but not limited to the right by notice to the Company to declare the Notes held by such holder to be immediately due and payable. If any other Event of Default exists, the holder or holders of at least 51% in outstanding principal amount of all Notes (exclusive of Notes owned by the Guarantor, the Company, Subsidiaries and Affiliates) may exercise any right, power or remedy permitted by law, including, but not limited to, the right by notice to the Company to declare all the outstanding Notes immediately due and payable. Upon any such acceleration the principal of the Notes declared due or automatically becoming due shall be immediately payable together with all interest accrued thereon without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company will immediately pay the greater of (x) the principal of and interest accrued on such Notes and (y) the Makewhole Price applicable at such time to such Notes.

            (b) No course of dealing or delay or failure on the part of any holder of the Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company will pay or reimburse the holders of the Notes, to the extent permitted by law, for all costs and expenses, including but not limited to reasonable attorneys' fees, incurred by them in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

      9.3 Annulment of Acceleration of Notes.

      If a declaration is made pursuant to Section 9.2(a), the holders of at least 51% of the outstanding principal amount of the Notes may annul such declaration and the consequences thereof if no judgment or decree has been entered for the payment of any monies due pursuant to such declaration and if all sums payable under the Notes and this Agreement (except principal, interest or premium which has become due solely by reason of such declaration) have been duly paid. No such annulment shall extend to or waive any subsequent Default or Event of Default.

SECTION 10. INTERPRETATION OF THIS AGREEMENT

      10.1 Terms Defined.

      As used in this Agreement (including Exhibits), the following terms have the respective meanings set forth below or in the Section indicated:

      Affiliate - as to any Person means a Person other than a Subsidiary (1) which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (2) which owns 5% or more of the Voting Stock of such Person, or (3) 5% or more of the voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is owned by such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      Business Day - any day other than a Saturday, Sunday or a U.S. national, Ontario, Connecticut or New York holiday.

      Capitalized Lease - any lease which is shown or is required to be shown in accordance with GAAP as a liability on a balance sheet of the lessee thereunder.

      Change of Control - shall mean the Guarantor shall cease, directly or indirectly, to own 100% of the outstanding voting stock of the Company or any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act) of 30% or more of the Guarantor's outstanding voting stock provided, however, that members of the Barnes family, Fleet financial group and any of its affiliates, successors and assigns (to the extent that it owns stock in which a member of the Barnes family has an interest), the Barnes Group Inc. Guaranteed Stock Plan and Fleet Bank, in its capacity as trustee under such plan, or its successor or assigns in its capacity as trustee under such plan, and employees of the Guarantor (except employees of the Guarantor who became beneficial owners of more than 10% of the Guarantor's voting stock prior to becoming employees of the Guarantor) shall not be counted as a person for purposes hereof.

      Closing Date - Section 1.2.

      Consolidated Assets - shall mean the total assets of the Guarantor and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Guarantor and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

      Consolidated Net Income - the consolidated net income of a Person and its Subsidiaries for any period as determined in accordance with GAAP.

      Consolidated Net Worth - shall mean the assets of the Guarantor and its Subsidiaries less the liabilities of the Guarantor and its Subsidiaries, each as shown on a consolidated balance sheet of the Guarantor and its Subsidiaries in accordance with GAAP, plus any negative (less any positive) foreign currency translation adjustments shown in the equity section of such a consolidated balance sheet pursuant to FAS 52, plus any amount shown on such a consolidated balance sheet in the equity contra account arising from the Guaranty.

      Consolidated Subsidiary - shall mean any Subsidiary the accounts of which shall at the time in question be consolidated with a Person.

      Default - an event or condition which will, with the lapse of time or the giving of notice or both, become an Event of Default.

      Domestic Subsidiary - shall mean a Subsidiary incorporated in the United States.

      Environmental Laws - shall mean any and all Federal, provincial, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to, those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      Event of Default - Section 9.1

      Fair Market Value - means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

      Foreign Subsidiary - shall mean a Subsidiary organized outside the United States.

      GAAP - means generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors; provided, however, that such principles shall be applied without giving effect to FAS 106.

      Guaranty - Section 1.1.

      Hazardous Material - means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      Indebtedness - with respect to any Person, means, without duplication, (a) all debt arising from borrowed money and similar monetary obligations, whether direct or indirect; (b) all indebtedness of others secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on Property owned by such Person or any of its Subsidiaries or acquired by such Person or any of its Subsidiaries subject thereto, whether or not the Indebtedness secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations, in respect of Indebtedness of others, including (x) any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise and (y) any obligation of any partnership in which such Person or any of its Subsidiaries is a general partner; and (d) the obligations to reimburse the issuer in respect of any letters of credit. Indebtedness shall not include the indebtedness of (i) a Subsidiary of such Person to such Person or to another Subsidiary of such Person, or (ii) such Person to a Subsidiary of such Person; provided, however, that in the case of debt of a Subsidiary not wholly owned by such Person and/or another Subsidiary, Indebtedness shall include a percentage of such indebtedness equal to the percentage of the total minority ownership.

      Investment - means any investment, made in cash or by delivery of property, by a Person or any of its Subsidiaries (i) in any other Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, guaranty, advance, capital contribution or otherwise, or (ii) in any property.

      Lien - any mortgage, lien, charge, security interest or other encumbrance of any kind upon any Property or assets of any character, or upon the income or profits therefrom, any conditional sale or other title retention agreement, device or arrangement

(including Capitalized Leases), or any sale assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

      Makewhole Price - with respect to full or partial optional prepayments of the Notes pursuant to Section 5.2 or repayment of Notes which have become or been declared immediately due and payable pursuant to Section 9.2, means, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Makewhole Price may in no event be less than zero. For the purposes of determining the Makewhole Price, the following terms have the following meanings:

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 5.2 or has become or is declared to be immediately due and payable pursuant to Section 9.2, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Treasury Rate with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury Securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date (as shown on page "PX1" of the Bloomberg Financial Markets Service or such other display as may replace the Bloomberg Financial Markets Service); provided, however, that if there is no U.S. Treasury security which has a maturity equal to the Remaining Average Life of the Notes, the Treasury Rate shall be obtained by interpolating linearly between (1) the U.S. Treasury security for which a yield is given with the duration closest to and greater than the Remaining Average Life, and (2) the U.S. Treasury security for which a yield is given with the duration closest to and less than the Remaining Average Life, except that if the Remaining Average Life is less than one year, the yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sections 5.2 or 9.2.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      Section 5.2 or has become or is declared to be immediately due and payable pursuant to Section 9.2, as the context requires.

      Notes - Section 1.1.

      Other Purchasers - Section 1.6.

      Pension Plans - Section 2.15(a).

      Person - shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Post-Closing Undertaking - the Agreement of Undertaking by the Guarantor dated as of November 12, 1999 and delivered by the Guarantor to the Purchasers on the Closing Date.

      Private Placement Memorandum - the Confidential Information Memorandum dated September, 1999 prepared by Fleet Corporate Finance, acting as agent for the Barnes Group.

      Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      Related Person - any Person (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 4001(b) of ERISA.

      Revolving Credit Agreement - means the $150,000,000 Revolving Credit dated as of December 1, 1991 among the Company, Mellon Bank, N.A. , as Agent, and the banks signatory thereto.

      Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

      Senior Management - shall mean any of the following officers of the Guarantor or the Company, as the context requires: President, any Group Vice President, Chief Financial Officer, Treasurer or General Counsel.

      Stock Payment - by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including, but not limited to, any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

      Subsidiary - of a Person shall mean any corporation, association or other business entity of which more than 50% of the outstanding stock having by its terms ordinary voting power to elect a majority of the board of directors of such corporation, or other business entity (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned directly or indirectly by such Person.

      Voting Stock - shall mean, with respect to any corporation, the capital stock of such corporation having the power to vote for a majority of the board of directors of such corporation under ordinary circumstances.

      10.2 Accounting principles.

      Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made under this Agreement, this shall be done in accordance with GAAP.

      10.3 Directly or Indirectly.

      Where any provision in this Agreement refers to any action which a Person is prohibited from taking, the provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner and all liabilities of such partnerships shall be considered liabilities of such Person for purposes of this Agreement.

      10.4 Governing Law.

      This Agreement and the Notes shall be governed by and construed in accordance with Connecticut law.

      SECTION 11. MISCELLANEOUS

      11.1 Notices.

      All notices provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid. Any such notice must be sent:

            (a) if to any Noteholder, at the address specified for such communications in Schedule A, or at such other address as it shall have specified to the Company in writing.

            (b) if to the Company, or the Guarantor at the address therefor set forth in Section 7.3 hereof to the attention of "Treasurer," or at such other address as the Company or the Guarantor, as the case may be, shall have specified to the holder of each Note in writing.

      Notices under this Section 11 will be deemed given only when actually received.

      11.2 Reproduction of Documents.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      11.3 Survival.

      All warranties, representations, and covenants made by the Company herein or on any certificate or other instrument delivered by it or on its behalf pursuant to the terms of this Agreement shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

      11.4 Successors and Assigns.

      This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, except that the Company's right to require you to purchase the Notes in accordance with Section 1.2 shall be personal to the Company and shall not be assignable or transferable to any other Person (including successors at law) whether voluntarily or involuntarily. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of the Notes, and shall be enforceable by any holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

      11.5 Amendment and Waiver.

      This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Guarantor, the Company and the holders of at least 66-2/3% of the outstanding principal amount of the Notes (exclusive of Notes owned by the Guarantor, the Company, Subsidiaries and Affiliates); provided that no such amendment or waiver of any of the provisions of Sections 1 through 4 shall be effective as to you unless consented to by you in writing; and provided further, that no such amendment or waiver shall, without the written consent of the holders of all the outstanding Notes, (i) subject to Section 9.3, change the amount or time of any prepayment or payment of principal or premium or the rate or time of payment of interest, (ii) amend Section 9, or (iii) amend this Section 11.5. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 11.5 shall be delivered by the Company to each holder of outstanding Notes promptly following the date on which the same shall become effective. No such amendment or waiver shall extend to or affect any provision or obligation not expressly amended or waived.

      11.6 Duplicate Originals.

      Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

      11.7 Headings, etc.

      Headings used in this Agreement and in the Private Placement Memorandum have been inserted for convenience of reference only; and are not to be considered a part hereof or thereof.

      If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return such counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.

                                    Very truly yours,

                                    3031786 NOVA SCOTIA COMPANY



                                    By:/s/ David J. Sinder
                                       ---------------------------------
                                    Name:  David J. Sinder
                                    Title:     Treasurer


                                    BARNES GROUP INC. (with respect to
                                    Sections 2, 7 and 8 hereof only)



                                    By:  /s/ John J. Locher
                                        ---------------------------------
                                    Name:John J. Locher
                                    Title:  Vice President

ACCEPTED:

ALLSTATE INSURANCE COMPANY


By:/s/ Charles D. Mires
   ------------------------------------
   Name:  Charles D. Mires
   Title: Authorized Signatory


By:/s/ David Walsh
   ------------------------------------
   Name:  David Walsh
   Title: Authorized Signatory


ALLSTATE LIFE INSURANCE COMPANY


By:/s/ Charles D. Mires
   ------------------------------------
   Name:  Charles D. Mires
   Title: Authorized Signatory


By:/s/ David Walsh
   ------------------------------------
   Name:  David Walsh
   Title: Authorized Signatory


STATE FARM LIFE INSURANCE COMPANY


By:/s/ Lyle Triebwasser
   ------------------------------------
   Name:  Lyle Triebwasser
   Title: Senior Investment Officer


By:/s/ Larry Rottunda
   ------------------------------------
   Name:  Larry Rottunda
   Title: Assistant Secretary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


By:/s/ Thomas Li
   ------------------------------------
   Name:  Thomas Li
   Title: Managing Director


CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:  CIGNA Investments, Inc. (authorized agent)

     By:/s/ Stephen A. Osborn
        ------------------------------------
        Name:  Stephen A. Osborn
        Title: Managing Director


NATIONWIDE LIFE INSURANCE COMPANY


By:/s/ Mark W. Poeppelman
   ------------------------------------
   Name:  Mark W. Poeppelman
   Title: Authorized Signatory


THE CANADA LIFE ASSURANCE COMPANY


By:/s/ C. Paul English
   ------------------------------------
   Name:  C. Paul English
   Title: Associate Treasurer


PAN-AMERICAN LIFE INSURANCE COMPANY


By:/s/ Luis Ingles, Jr.
   ------------------------------------
   Name:  Luis Ingles, Jr., C.F.A.
   Title: Senior Vice President-Investments

                                                                       EXHIBIT A

This Exhibit to the foregoing Agreement sets forth registration, money transfer and notice instructions for each purchaser.

Purchaser               Registration            Series      Principal Amount
---------               ------------            ------      ----------------
Allstate Life           Allstate Life           7.66%       $5,000,000
Insurance Company.      Insurance Company       7.66%       $5,000,000
(Tax ID # 36-2554642)                           7.66%       $2,500,000

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

      (a) crediting (in form of federal funds bank wire transfer):

            BBK:  Harris Trust & Savings Bank
                  ABA#  071000288
            BNF:  Allstate Life Insurance Company Collection Account 168-117-0
            ORG:  (Barnes Nova Scotia Company)
            OBI:  DPP - (C8852* AA 7) Payment Due Date (MM/DD/YY) - P
                  ________ (Enter "P" and amount of principal being remitted, for example P5000000.00) - I ________ (Enter "I" and amount of interest being remitted, for example, 1225000.00) and

      (b) providing sufficient information with such wire transfer to identify the source and application of such funds including the Company's name, the maturity date of the Notes, the applicable interest rate and identification of the amounts to be applied to the payment of principal, premium and interest, respectively;

      with a notice of any payment (and all other notices in respect of payment) to:

            Allstate Insurance Company
            Investment Operations - Private Placements
            3075 Sanders Road, STE G4A
            Northbrook, IL 60062-7127
            Tel: (847) 402-2769/Fax: (847) 326-5040

      In case of all other communications:

            Allstate Life Insurance Company
            Private Placement Department
            3075 Sanders Road, STE G3A
            Northbrook, Illinois 60062-7127
            Tel: (847) 402-8922/Fax: (847) 402-3092

Purchaser               Registration            Series      Principal Amount
---------               ------------            ------      ----------------
Allstate Insurance      Allstate Insurance      7.66%       $5,000,000
Company                 Company
(Tax ID # 36-0719665)

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

      (a) crediting (in form of federal funds bank wire transfer):

            BBK:  Harris Trust & Savings Bank
                  ABA#  071000288
            BNF:  Allstate Insurance Company
                  Collection Account 168-114-7
            ORG:  (Barnes Nova Scotia Company)
            OBI:  DPP  -      (C8852* AA 7) Payment Due Date (MM/DD/YY) - P
                  ________ (Enter "P" and amount of   principal being remitted,
                  for example P5000000.00) - I ________ (Enter "I" and amount of interest being remitted, for example, 1225000.00) and

      (b) providing sufficient information with such wire transfer to identify the source and application of such funds including the Company's name, the maturity date of the Notes, the applicable interest rate and identification of the amounts to be applied to the payment of principal, premium and interest, respectively;

      with a notice of any payment (and all other notices in respect of payment) to:

            Allstate Insurance Company
            Investment Operations - Private Placements
            3075 Sanders Road, STE G4A
            Northbrook, IL 60062-7127
            Tel: (847) 402-2769
            Fax: (847) 326-5040

      In case of all other communications:

            Allstate Life Insurance Company
            Private Placement Department
            3075 Sanders Road, STE G3A
            Northbrook, Illinois 60062-7127
            Tel: (847) 402-8922
            Fax: (847) 402-3092

Purchaser               Registration            Series      Principal Amount
---------               ------------            ------      ----------------
Pan-American            Pan-American            7.80%             $3,500,000
Life Insurance Company  Life Insurance Company
(Tax ID # 72-0281240)

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

      (a) crediting (in form of federal funds bank wire transfer):

            PAN-AMERICAN LIFE INSURANCE COMPANY
            Account #552-0110029496
            Bank One, Louisiana, NA
            ABA #065400137
            201 St. Charles Avenue
            New Orleans, LA 70170
            CUSIP: C8852* AB 5; Description: 7.80% Senior Notes Due 11/05/2010, and providing complete details including the breakdown of interest and principal.

            and

      (b) providing sufficient information with such wire transfer to identify the source and application of such funds including the Company's name, the maturity date of the Notes, the applicable interest rate and identification of the amounts to be applied to the payment of principal, premium and interest, respectively;

      with a notice of any payment (and all other notices in respect of payment) to:

            Pan-American Life Insurance Company
            Attn: Bond & Stock Accounting 28th Floor
            601 Poydras Street
            New Orleans, LA 70130
            Fax: (504) 566-3459

      In case of all other communications:

            Pan-American Life Insurance Company
            Attn: Investment Department 28th Floor
            601 Poydras Street
            New Orleans, LA 70130

Purchaser               Registration            Series      Principal Amount
---------               ------------            ------      ----------------
Massachusetts Mutual    Massachusetts Mutual    7.80%       $5,800,000
Life Insurance Company  Life Insurance Company

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

      (a) crediting (in form of federal funds bank wire transfer):

            Citibank, N.A.
            111 Wall Street
            New York, NY 10043
            ABA # 021000089
            For MassMutual Spot Priced Contract
            Acct # 3890-4953
            Re: 7.80% Senior Notes Due 11/05/2010; Principal: $5,800,000; PPN #
            C8852* AB 5
            and

      (b) providing sufficient information with such wire transfer to identify the source and application of such funds including the Company's name, the maturity date of the Notes, the applicable interest rate and identification of the amounts to be applied to the payment of principal, premium and interest, respectively;

      with a notice of any payment (and all other notices in respect of payment) to:

            Massachusetts Mutual Life Insurance Company
            1295 State Street
            Springfield, Massachusetts 01111
            Attn: Corporate Securities

      In case of all other communications:

            Massachusetts Mutual Life Insurance Company
            1295 State Street
            Springfield, Massachusetts 01111
            Attn: Corporate Securities

Purchaser               Registration            Series      Principal Amount
---------               ------------            ------      ----------------
Massachusetts Mutual    Massachusetts Mutual    7.80%       $7,100,000
Life Insurance Company  Life Insurance Company

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

      (a) crediting (in form of federal funds bank wire transfer):

            Citibank, N.A.
            111 Wall Street
            New York, NY 10043
            ABA # 021000089
            For MassMutual Long-Term Pool
            Acct # 4067-3488
            Re: 7.80% Senior Notes Due 11/05/2010; Principal: $7,100,000; PPN#
            C8852* AB 5.
            and

      (b) providing sufficient information with such wire transfer to identify the source and application of such funds including the Company's name, the maturity date of the Notes, the applicable interest rate and identification of the amounts to be applied to the payment of principal, premium and interest, respectively;

      with a notice of any payment (and all other notices in respect of payment) to:

            Massachusetts Mutual Life Insurance Company
            1295 State Street
            Springfield, Massachusetts 01111
            Attn: Corporate Securities

      In case of all other communications:

            Massachusetts Mutual Life Insurance Company
            1295 State Street
            Springfield, Massachusetts 01111
            Attn: Corporate Securities

Purchaser                 Registration              Series      Principal Amount
---------                 ------------              ------      ----------------
Massachusetts Mutual      Massachusetts Mutual      7.80%       $1,100,000
Life Insurance Company    Life Insurance Company

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

      (a) crediting (in form of federal funds bank wire transfer):

            Chase Manhattan Bank, N.A.
            4 Chase Metro Tech Center
            New York, NY 10081
            ABA # 021000021
            For MassMutual Pension Management
            Acct # 910-2594018
            Re: 7.80% Senior Notes Due 11/05/2010; Principal: $1,100,000; PPN #
            C8852* AB 5

            and

      (b) providing sufficient information with such wire transfer to identify the source and application of such funds including the Company's name, the maturity date of the Notes, the applicable interest rate and identification of the amounts to be applied to the payment of principal, premium and interest, respectively;

      with a notice of any payment (and all other notices in respect of payment) to:

            Massachusetts Mutual Life Insurance Company
            1295 State Street
            Springfield, Massachusetts 01111
            Attn: Corporate Securities

      In case of all other communications:

            Massachusetts Mutual Life Insurance Company
            1295 State Street
            Springfield, Massachusetts 01111
            Attn: Corporate Securities

Purchaser               Registration            Series      Principal Amount
---------               ------------            ------      ----------------
State Farm Life         State Farm Life         7.80%       $7,000,000
Insurance Company.      Insurance Company
(Tax ID # 37-0533090)

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

      (a) crediting (in form of federal funds bank wire transfer):

            The Chase Manhattan Bank
            ABA No. 021000021
            SSG Private Income Processing
            A/C #900-9-002000
            For Credit To Account Number G 06893
            Ref. PPN # C8852* AB 5
            Rate: 7.80%
            Maturity: 11/05/2010

            and

      (b) providing sufficient information with such wire transfer to identify the source and application of such funds including the Company's name, the maturity date of the Notes, the applicable interest rate and identification of the amounts to be applied to the payment of principal, premium and interest, respectively;

      with a notice of any payment (and all other notices in respect of payment) to:

            State Farm Life Insurance Company
            Investment Dept. E-10
            One State Farm Plaza
            Bloomington, IL 61710

            and

            State Farm Life Insurance Company
            Investment Accounting Dept. D-3
            One State Farm Plaza
            Bloomington, IL 61710

      In case of all other communications:

            State Farm Life Insurance Company
            Investment Dept. E-10
            One State Farm Plaza
            Bloomington, IL 61710

Purchaser               Registration            Series      Principal Amount
---------               ------------            ------      ----------------
State Farm Life         State Farm Life         7.66%       $7,000,000
Insurance Company.      Insurance Company
(Tax ID # 37-0533090)

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

      (a) crediting (in form of federal funds bank wire transfer):

            The Chase Manhattan Bank
            ABA No. 021000021
            SSG Private Income Processing
            A/C #900-9-002000
            For Credit To Account Number G 06893
            Ref. PPN # C8852* AA 7
            Rate: 7.66%
            Maturity: 11/05/2007

            and

      (b) providing sufficient information with such wire transfer to identify the source and application of such funds including the Company's name, the maturity date of the Notes, the applicable interest rate and identification of the amounts to be applied to the payment of principal, premium and interest, respectively;

      with a notice of any payment (and all other notices in respect of payment) to:

            State Farm Life Insurance Company
            Investment Dept. E-10
            One State Farm Plaza
            Bloomington, IL 61710

            and

            State Farm Life Insurance Company
            Investment Accounting Dept. D-3
            One State Farm Plaza
            Bloomington, IL 61710

      In case of all other communications:

            State Farm Life Insurance Company
            Investment Dept. E-10
            One State Farm Plaza
            Bloomington, IL 61710

Purchaser               Registration            Series      Principal Amount
---------               ------------            ------      ----------------
The Canada Life         The Canada Life         7.80%       $3,500,000
Assurance Company.      Assurance Company
(Tax ID # 38-0397420)

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

      (a)   crediting (in form of federal funds bank wire transfer):
            CHASE MANHATTAN BANK
            ABA 021-000-021
            A/C #900-9-000200
            Trust Account No. G52708, The Canada Life Assurance Company
            Attn: Bond Interest
            Re: CUSIP: C8852* AB 5; Issuer: Barnes Nova Scotia Company; Rate:
            7.80%; Maturity: 11/05/2010; Description: 7.80% Senior Note Due 11/05/2010; Principal: $3,500,000.
            and

      (b) providing sufficient information with such wire transfer to identify the source and application of such funds including the Company's name, the maturity date of the Notes, the applicable interest rate and identification of the amounts to be applied to the payment of principal, premium and interest, respectively;

      with a notice of any payment (and all other notices in respect of payment) to:

            CHASE MANHATTAN BANK
            North America Insurance
            3 Chase MetroTech Centre - 6th Floor
            Brooklyn, N.Y. 11245
            Attn: Ms. Doll Balbadar

      with a copy to:

            The Canada Life Assurance Company
            330 University Avenue, SP-12
            Toronto, Ontario, Canada, M5G 1R8
            Attn: Supervisor, Securities Accounting

      In case of all other communications:

            The Canada Life Assurance Company
            U.S. Private Placements, SP-11
            330 University Avenue,
            Toronto, Ontario, Canada, M5G 1R8
            Attn: PAUL ENGLISH, Treasurer, U.S.

Purchaser                     Registration      Series      Principal Amount
---------                     ------------      ------      ----------------
Connecticut General Life      CIG & Co.         7.80%       $5,700,000
Insurance Company             CIG & Co.         7.80%       $4,800,000
(Tax ID # 13-3574027)

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

      (a)   Chase NYC/CTR/
            BNF=CIGNA Private Placements/AC=9009001802
            ABA#021000021

            and

      (b) OBI=[Issuer: Barnes Nova Scotia Company; 7.80% Senior Notes Due 11/05/2010; PPN: C8852* AB 5; due date and application (as among principal, premium and interest of the payment being made); contact name and phone.]

      with a notice of any payment (and all other notices in respect of payment) to:

            CIG & Co.
            c/o CIGNA Investments, Inc.
            Attn: Securities Processing S-309
            900 Cottage Grove Road
            Hartford, CT 06152-2309

            CIG & Co.
            c/o CIGNA Investments, Inc.
            Attn: Private Securities - S307
            Operations Group
            900 Cottage Grove Road
            Hartford, CT 06152-2307
            Fax: 212-726-7203

            with a copy to:

            Chase Manhattan Bank
            Private Placing Servicing
            P.O. Box 1508
            Bowling Green Station
            New York, NY 10081
            Attn: CIGNA Private Placements
            Fax: 212-552-3107/1005

In case of all other communications:

            CIG & Co.
            c/o CIGNA Investments, Inc.
            Attn: Private Securities Division - S-307
            900 Cottage Grove Road
            Hartford, Connecticut 06152-2307
            Fax: 860-726-7203

Purchaser                  Registration         Series      Principal Amount
---------                  ------------         ------      ----------------
Nationwide Life            Nationwide Life      7.80%       $7,000,000
Insurance Company          Insurance Company
(Tax ID # 31-4156830)

In the case of all payments on account of the Notes in accordance with Section 4.1, by:

      (a) crediting (in form of federal funds bank wire transfer):

            The Bank of New York
            ABA #021-000-018
            BNF:  IOC566
            F/A/O Nationwide Life Insurance Company
            Attn:  P & I Department
            PPN# C8852* AB 5
            Security Description: 7.80% Senior Note Due 11/05/2010 - 3031786 NOVA SCOTIA COMPANY

            and

      (b) providing sufficient information with such wire transfer to identify the source and application of such funds including the Company's name, the maturity date of the Notes, the applicable interest rate and identification of the amounts to be applied to the payment of principal, premium and interest, respectively;

      with a notice of any payment (and all other notices in respect of payment) to:

            Nationwide Life Insurance Company
            c/o The Bank of New York
            P.O. Box 19266
            Attn:  P & I Department
            Newark, NJ  07195

      with a copy to:

            Nationwide Life Insurance Company
            Attn:  Investment Accounting
            One Nationwide Plaza (I-32-05)
            Columbus, Ohio  43215-2220

      In case of all other communications:

            Nationwide Life Insurance Company
            One Nationwide Plaza (I-33-07)
            Columbus, Ohio  43215-2220
            Attn:  Corporate Fixed-Income Securities

                                                                     EXHIBIT B-1

                           3031786 NOVA SCOTIA COMPANY

                     7.66% Senior Note due November 12, 2007


U.S. $__________                                      Hartford, Connecticut
PPN:  C8852* AA 7                                     November 12, 1999


      3031786 Nova Scotia Company (the "Company"), a Nova Scotia company, for value received, hereby promises to pay to ________________ or registered assigns the principal sum of _______________ United States Dollars (U.S. $____________) on November 12, 2007; and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of 7.66% per annum, semi-annually on the twelfth day of May and the twelfth day of November in each year, commencing with the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at a fluctuating rate per annum, to be adjusted daily, equal to the greater of (a) the rate announced publicly by Citibank, N.A. in New York, New York from time to time as its prime rate, and (b) 9.66% per annum (but in no event higher than the maximum rate permitted by law). For the purposes only of disclosure pursuant to the Interest Act (Canada), whenever interest is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

      Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, by check mailed and addressed to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing.

      This Note is one of an issue of 7.66% Senior Notes of the Company issued in an aggregate principal amount limited to U.S. $24,500,000 pursuant to the Company's Note Agreement dated as of November 12, 1999 with the Purchasers listed on Schedule A thereto, and is entitled to the benefits thereof. As provided in such Agreement, this 7.66% Note is subject to prepayment, in whole or in part, with a premium as specified in said Agreement. This Note is also entitled to the benefits of the Guaranty made as of the date hereof by Barnes Group Inc.

      This 7.66% Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company in Bristol, Connecticut, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

      Under certain circumstances, as specified in said Agreement, the principal of this 7.66% Note may be declared due and payable in the manner and with the effect provided in said Agreement.

      This 7.66% Note and said Agreement are governed by and construed in accordance with Connecticut law.



                                    3031786 NOVA SCOTIA COMPANY


                                    By:_________________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT B-2

                           3031786 NOVA SCOTIA COMPANY

                     7.80% Senior Note due November 12, 2010


U.S. $__________                                      Hartford, Connecticut
PPN:  C8852* AB 5                                     November 12, 1999

      3031786 Nova Scotia Company (the "Company"), a Nova Scotia company, for value received, hereby promises to pay to _______________ or registered assigns the principal sum of _______________ United States Dollars (U.S. $____________) on November 12, 2010; and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of 7.80% per annum, semi-annually on the twelfth day of May and the twelfth day of November in each year, commencing with the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at a fluctuating rate per annum, to be adjusted daily, equal to the greater of (a) the rate announced publicly by Citibank, N.A. in New York, New York from time to time as its prime rate, and (b) 9.80% per annum (but in no event higher than the maximum rate permitted by law). In addition to paying the entire remaining principal amount at maturity, the Company shall prepay, and there shall become due and payable, $U.S.15,166,666.67 principal amount of the Notes on November 12, 2008 and on November 12, 2009. For the purposes only of disclosure pursuant to the Interest Act (Canada), whenever interest is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

      Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, by check mailed and addressed to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing.

      This Note is one of an issue of 7.80% Senior Notes of the Company issued in an aggregate principal amount limited to U.S. $45,500,000 pursuant to the Company's Note Agreement dated as of November 12, 1999 with the Purchasers listed on Schedule A thereto, and is entitled to the benefits thereof. As provided in such Agreement, this 7.80% Note is subject to prepayment, in whole or in part, with a premium as specified in said Agreement. This Note is also entitled to the benefits of the Guaranty made as of the date hereof by Barnes Group Inc.

      This 7.80% Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company in Bristol, Connecticut, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

      Under certain circumstances, as specified in said Agreement, the principal of this 7.80% Note may be declared due and payable in the manner and with the effect provided in said Agreement.

      This 7.80% Note and said Agreement are governed by and construed in accordance with Connecticut law.

                                    3031786 NOVA SCOTIA COMPANY


                                    By:________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT D

I. THE GUARANTOR'S SUBSIDIARIES, EACH OF WHICH HAS ONLY A SINGLE CLASS OF STOCK OUTSTANDING, ARE AS FOLLOWS:


                                                       Percentage of Voting
                                                       Stock Owned by
                               Jurisdiction of         Guarantor, Company and
Name of Subsidiary             Incorporation           each other Subsidiary
------------------             -------------           ---------------------

II.   AFFILIATES

Affiliates of Guarantor and/or Company, other than Subsidiaries, are as follows:

                           Jurisdiction of           Nature and Extent of
Name of Affiliate          Incorporation             Affiliation
-----------------          -------------             --------------------

III.  DESCRIPTION OF INDEBTEDNESS

      (A) The Indebtedness for borrowed money (including Financing Leases) of the Guarantor, the Company and the Subsidiaries of either as of June 30, 1999 is as follows:

Description
       Amount






      (B) Agreements Restricting the Guarantor's or the Company's Ability to Incur Indebtedness





IV.   LIENS ON PROPERTY

      Liens existing as of __________, 1999 (other than Liens of the types permitted by clauses (i) through (v) of Section 7.6(a)) on any Property of the Guarantor, the Company and the Subsidiaries of either which has a cost or market value greater than $500,000 are as follows:

                               GUARANTY AGREEMENT


      This Guaranty Agreement (this "Guaranty Agreement") is made as of this 12th day of November, 1999 by Barnes Group Inc. (the "Guarantor") for the benefit of the Purchasers of the Notes described below (collectively, the "Purchasers"), their successors and assigns and any and all other
"Beneficiaries" (as such term is defined in Section 7 hereof).

                                    RECITALS


      A. The Purchasers have agreed to purchase U.S. $24,500,000 aggregate principal amount of the 7.66% Senior Notes due November 12, 2007 (the "7.66% Notes") and U.S. $45,500,000 aggregate principal amount of the 7.80% Senior Notes due November 12, 2010 (the "7.80% Notes" and, together with the 7.66% Notes, the "Notes") of 3031786 Nova Scotia Company (the "Debtor") pursuant to the terms of the Note Agreement (the "Note Agreement") dated as of November 12, 1999 among the Debtor, the Guarantor and the Purchasers.

      B. The Debtor is the wholly-owned Subsidiary of the Guarantor.

      C. It is a condition to the purchase by the Purchasers of the Notes under the Note Agreement that the Guarantor execute and deliver this Guaranty Agreement.

      NOW, THEREFORE, the Guarantor hereby agrees, as follows:

1.    Guaranty of Payment and Performance of Obligations.

            (a) The Guarantor unconditionally guarantees to each of the Beneficiaries the full and punctual payment and performance of the Obligations (as defined in subsection (b) below). This Guaranty Agreement is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Debtor of each of the Obligations, and not of collectibility only, and is in no way conditioned upon any requirement that any Beneficiary first attempt to collect payment from the Debtor or any other guarantor or surety or resorts to any security or other means of obtaining payment of all or any of the Obligations or upon any other contingency. Upon any default by the Debtor in the full and punctual payment or performance of any of the Obligations, the liabilities and obligations of the Guarantor hereunder shall at the option of any Beneficiary become forthwith due and payable without demand or notice of any nature, all such demands and notices being expressly waived by the Guarantor.

            (b) As used herein, the term "Obligations" means all indebtedness, obligations and liabilities of any kind of the Debtor to any or all of the Beneficiaries under or in connection with the Notes or the Note Agreement, howsoever incurred, arising or evidenced, whether now or hereafter existing, due or to become due or of payment or performance, and including without limitation the Debtor's obligation to pay (i) all principal of, interest on and premium, if any, with respect to the Notes when and as the same shall become due and payable (whether at maturity or by declaration or otherwise), and (ii) all costs and expenses (including court costs, reasonable attorneys' fees and other legal expenses) incurred by any Beneficiary in exercising and enforcing any of its rights, powers and remedies under the Note Agreement or the Notes including without limitation its rights and remedies following the Debtor's default thereunder.

2.    Guaranty Continuing and Liability Unlimited.

            (a) This is a continuing guaranty and shall be binding upon the Guarantor regardless of (a) how long before or after the date hereof any part of the Obligations was or is incurred by the Debtor and (b) the amount of the Obligations at any time outstanding (whether more or less than the original principal amount of the Notes). This Guaranty Agreement may be enforced by any or all of the Beneficiaries from time to time and as often as occasion for such enforcement may arise.

            (b) If after receipt of any payment of, or the proceeds of any collateral for, all or any part of the Obligations, the Beneficiaries are compelled to surrender or voluntarily surrender such payment or proceeds to any person because such payment or application of proceeds is or may be avoided, invalidated, recaptured, or set aside as a preference, fraudulent conveyance, impermissible setoff or for any other reason, whether or not such surrender is the result of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Beneficiaries, or (ii) any settlement or compromise by the Beneficiaries of any claim as to any of the foregoing with any person (including the Debtor), then the Obligations or part thereof affected shall be reinstated and continue and this Guaranty Agreement shall be reinstated and continue in full force as to such Obligations or part thereof as if such payment or proceeds had not been received, notwithstanding any previous cancellation of any instrument evidencing any such Obligation or any previous instrument delivered to evidence the satisfaction thereof. The provisions of this Section 3(b) shall survive the termination of this Guaranty Agreement and any satisfaction and discharge of the Debtor by virtue of any payment, court order or any federal or state law.

3.    Unconditional Nature of Guarantor's Obligations and Liabilities.

      The obligations and liabilities of the Guarantor hereunder shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim the Guarantor may have against the Debtor, any other Guarantor, or any other person or entity, and shall remain in full force and effect until all of the Obligations have been fully satisfied, without regard to any event, circumstance or condition (whether or not the Guarantor shall have knowledge or notice thereof) which but for the provisions of this Section might constitute a legal or equitable defense or discharge of a guarantor or surety or which might in any way limit recourse against the Guarantor, including without limitation: (a) any amendment or modification or supplement to the terms of the Note Agreement or the Notes; (b) any waiver, consent or indulgence by any Beneficiary, or any exercise or non-exercise by any Beneficiary of any right, power or remedy, under or in respect of this Guaranty Agreement, the Note Agreement or the Notes (whether or not the Guarantor or the Debtor has or have notice or knowledge of any such action or inaction); (c) the invalidity or unenforceability, in whole or in part, of the Note Agreement or the Notes, or the termination (except pursuant to its terms or by written agreement between the Beneficiaries and the Debtor), cancellation or frustration of any thereof, or any limitation or cessation of the Debtor's liability under any thereof (other than any limitation or cessation expressly provided for therein), including without limitation any invalidity, unenforceability or impaired liability resulting from the Debtor's lack of capacity, power and/or authority to enter into the Note Agreement or the Notes and/or to incur any or all of the Obligations; (d) any actual, purported or attempted sale, assignment or other transfer by any or all of the Beneficiaries or by the Debtor of the Notes or of any of its rights, interests or obligations under the Notes or the Note Agreement; (e) the taking or holding by any or all of the Beneficiaries of a security interest, lien or other encumbrance in or on any property as security for any or all of the Obligations or any exchange, release, non-perfection, loss or alteration of, or any other dealing with, any such security; (f) the addition of any party as a guarantor or surety of all or any part of the Obligations or any limitation of the liability of any additional guarantor or surety of all or any part of the Obligations under any other agreement; (g) any merger or consolidation of the Debtor into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Debtor's assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of the Debtor to any other person or entity; (h) any change in the financial condition of the Debtor or the Debtor's entry into an assignment for the benefit of creditors, an arrangement or any other agreement or procedure for the restructuring of its liabilities, or the Debtor's insolvency, bankruptcy, reorganization, dissolution, liquidation or any similar action by or occurrence with respect to the Debtor.

4.    Guarantor's Waiver.

      The Guarantor unconditionally waives, to the fullest extent permitted by law: (a) notice of any of the matters referred to in Section 3 hereof; (b) any right to the enforcement, assertion or exercise by any or all of the Beneficiaries of any of its rights, powers or remedies under, against or with respect to (i) the Note Agreement or the Notes, (ii) any other guarantor or surety, or (iii) any security for all or any part of the Obligations; (c) any requirement of diligence and any defense based on a claim of laches; (d) all defenses which may now or hereafter exist by virtue of any statute of limitations, or of any stay, valuation, exemption, moratorium or similar law, except the sole defense of full and indefeasible payment; (e) any requirement that the Guarantor be joined as a party in any action or proceeding against the Debtor to enforce any of the provisions of the Note Agreement or the Notes; (f) any requirement that any Beneficiary mitigate or attempt to mitigate damages resulting from a default by the guarantor hereunder or from a default by the Debtor under the Note Agreement or the Notes; (g) acceptance of this Guaranty Agreement by any Beneficiary; and (h) all presentments, protests, notices of dishonor, demands for performance and any and all other demands upon and notices to the Debtor, and any and all other formalities of any kind, the omission of or delay in performance of which might but for the provisions of this Section constitute legal or equitable grounds for relieving or discharging the Guarantor in whole or in part from its irrevocable, absolute and continuing obligations hereunder, it being the intention of the Guarantor that its obligations hereunder shall not be discharged except by payment and performance and then only to the extent thereof.

5.    Representations and Warranties.

      The Guarantor represents and warrants that:


            (a) the Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the full power, authority and legal right to enter into and perform its obligations under this Guaranty Agreement;

            (b) this Guaranty Agreement has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

            (c) the execution, delivery and performance by the Guarantor of this Guaranty Agreement do not require any stockholder approval or the consent or approval of any of the Guarantor's creditors (except such as have already been obtained in writing), do not and will not contravene any applicable law, rule, regulation, judgment or order and do not and will not contravene the provisions of, constitute a breach of or default under, or result in the creation of any security interest, lien or encumbrance on any of the property of the Guarantor pursuant to, the Guarantor's articles of incorporation or by-laws or any indenture, mortgage, license or other contract, agreement or instrument to which the Guarantor is a party or by which it is bound or to or by which any of its properties is subject or affected;

            (d) the execution, delivery and performance by the Guarantor of this Guaranty Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with, or the taking of any other action with respect to, any governmental authority or agency, foreign or domestic, other than such as have been duly obtained, given or taken; and

            (e) the transactions contemplated by this Guaranty Agreement are being consummated by the Guarantor in furtherance of the Guarantor's ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. Neither before or as a result of the transactions contemplated by this Guaranty Agreement will the Guarantor be insolvent or have an unreasonably small capital for the conduct of its business and the payment of its anticipated obligations. The Guarantor's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due, and the Guarantor does not believe that it will incur debts beyond its ability to pay.

6.    Certain Covenants and Agreements.

      In addition to its covenants and agreements set forth elsewhere in this Guaranty Agreement, the Guarantor hereby covenants and agrees as follows:

            (a) the Guarantor will pay all reasonable costs, expenses and damages incurred (including without limitation court costs, reasonable attorneys' fees and other legal expenses) in connection with any action by any Beneficiary to collect payment from the Guarantor or otherwise to enforce the performance of its obligations under this Guaranty Agreement; and

            (b) any and all indebtedness and other obligations of the Debtor to the Guarantor (other than indebtedness to be satisfied on the Closing Date (as defined in the Note Agreement) from the proceeds of the Notes) shall during the term of this Guaranty Agreement be subordinated to the Obligations and other indebtedness of the Debtor to any or all of the Beneficiaries.

7.    Successors and Assigns.

      This Guaranty Agreement shall be binding upon the Guarantor and its respective successors and assigns (including without limitation any and all successors and transferees which may assume the Guarantor's obligations), and shall inure to the benefit of and be enforceable by each Purchaser, its successors and assigns, and each successive holder of any of the notes (hereinafter collectively called the "Beneficiaries").

8.    Subordination of Obligations to Guarantor.

      Any and all indebtedness and other obligations of the Debtor to the Guarantor (including without limitation any such obligations resulting from any rights of subrogation on the part of the Guarantor as a result of any payment by the Guarantor hereunder but other than the indebtedness to be satisfied on the Closing Date from the proceeds of the Notes) shall during the term of this Guaranty Agreement be subordinated to the Obligations and to any other indebtedness of the Debtor to any or all of the Beneficiaries.

9.    Governing Law and Consent to Jurisdiction.

      This Guaranty Agreement shall be governed by the laws of the State of Connecticut. The Guarantor agrees that any judicial proceeding with respect to this Guaranty Agreement may at the option of the Beneficiaries be brought in the courts of the State of Connecticut or (to the extent permitted under applicable Federal statutes and rules) in the U.S. District Court for the District of Connecticut. By its execution and delivery of this Guaranty Agreement, the Guarantor consents and submits to each such jurisdiction and waives (to the extent permitted by law) whatever rights it may now or hereafter possess by reason of its current or any future domicile. Nothing in this Section 10 shall be construed to limit the right of any Beneficiary to commence judicial action or otherwise to proceed against the Guarantor in any other jurisdiction or to serve process on the Guarantor in any manner permitted or required by law.

10.   Severability.

      Wherever possible, each provision of this Guaranty Agreement shall be construed in such manner as to be valid and enforceable against the Guarantor under applicable law, but if any provision hereof shall be deemed invalid or unenforceable to any extent against the Guarantor in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remainder of such provision or any of the other provisions hereof, and any such invalidity or unenforceability against the Guarantor in one jurisdiction shall not render such provision ineffective in any other jurisdiction.

11.   Notices.

      All notices, requests, demands and other communications provided for herein shall be in writing, and shall be given by telex, telecopy, United States mail or by personal delivery. All such communications shall be effective upon the receipt thereof. Notices shall be addressed to the Guarantor at its address set forth below its signature on this Guaranty Agreement and to each Purchaser at its address set forth in the Note Agreement, or to such other address as the Guarantor or any Purchaser or other Beneficiary shall theretofore have transmitted to the other parties in writing by any of the means specified in this Section.

12.   Headings; Counterparts.

      Section headings appearing in this Guaranty Agreement are for convenience of reference only and shall not define, limit, amplify or otherwise modify any provision hereof. This Guaranty Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

13.   Amendments.

      No provision of this Guaranty Agreement may be amended, modified, waived, discharged or terminated except by a writing signed by each of the Beneficiaries and the Guarantor expressly referring to the provisions of this Guaranty Agreement to which such writing relates. No course of dealing with respect to any of the rights, powers and remedies of any or all of the Beneficiaries hereunder, and no delay or omission on the part of any or all of the Beneficiaries in exercising any such right, power or remedy, shall operate as a waiver thereof or otherwise be prejudicial thereto.

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be executed on its behalf by an officer or other person thereunto duly authorized on this 12th day of November, 1999.

                                          BARNES GROUP INC.



                                          By: /s/ John J. Locher
                                             -------------------------------
                                             Name:  John J. Locher
                                             Title: Vice President